Columbia Compliance Management
10f-3 Transactions Data Base Fourth Quarter 2006


Fund Name 	                CUSIP	        Issuer/ Security Description

Columbia Funds Series Trust I*
Columbia Small Cap Value Fund I 139594105	Capella Education Co
Columbia Small Cap Value Fund I	482423100	"Keefe, Bruyette & Woods"


Fund Name 	                Security Type *	Note / Bond / Equity

Columbia Funds Series Trust I*
Columbia Small Cap Value Fund I  	1	Equity
Columbia Small Cap Value Fund I 	1	Equity


Fund Name 	                Purchase Date	Selling Broker

Columbia Funds Series Trust I*
Columbia Small Cap Value Fund I	 11/10/2006	Credit Suisse
Columbia Small Cap Value Fund I	 11/8/2006	Merrill Lynch


Fund Name 	          Shares/Par Value     Price	Price Paid By Fund

Columbia Funds Series Trust I*
Columbia Small Cap Value Fund I	   "6,285"    20.0000	   "125,700"
Columbia Small Cap Value Fund I	  "17,994"    21.0000	   "377,874"


Fund Name 	               Amount of Offering   Syndicate Status

Columbia Funds Series Trust I*
Columbia Small Cap Value Fund I	   "80,000,000"  	  CM
Columbia Small Cap Value Fund I   "136,500,000" 	  LM

*BAS was the affiliated underwriter participating in the new issue syndicate